Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 20, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of Oppenheimer Quest Balanced Value Fund (one of the portfolios constituting Oppenheimer Quest For Value Funds) and our report dated November 20, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of Oppenheimer Quest Capital Value Fund, Inc., which are also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference of our report into the Prospectus of Oppenheimer Quest Balanced Value Fund dated February 19, 1999, and the incorporation by reference of our report into the Prospectus of Oppenheimer Quest Capital Value Fund, Inc. dated February 26, 1999, which constitute parts of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants"in the Statement of Additional Information of Oppenheimer Quest Balanced Value Fund and to the reference to us under the heading "Financial Highlights" in the Prospectus of Oppenheimer Quest Balanced Value Fund both dated February 19, 1999. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information of Oppenheimer Quest Captial Value Fund, Inc. and to the reference to us under the heading "Financial Highlights" in the Prospectus of Oppenheimer Quest Capital Value Fund, Inc. both dated February 26, 1999.

We also consent to the references to us under the headings "Tax Consequences of the Reorganization", "Tax Aspects of the Reorganization" and "Agreement and Plan of Reorganization" in the combined Proxy Statement and Prospectus constituting part of this Registration Statement.

We also consent to the use in Part C constituting part of this Registration Statement of our draft Tax Opinion.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Denver, Colorado
August 5, 1999